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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference of our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated June 20, 1997, except for the first paragraph of Note 14, as to which the date
is October   , 1999, in the Registration Statement on Form S-1 and related
Prospectus of MCK Communications, Inc. for the registration of shares of its common stock.



                                       PricewaterhouseCoopers LLP


Calgary, Alberta
October __, 1999

The foregoing consent is in the form that will be signed upon the completion of the 1.53 to 1 stock split contemplated in the first paragraph of Note 14 to the financial statements. The accompanying consolidated statements of operations, common stockholders' deficit and cash flows have been adjusted to reflect this stock split.

                                       /s/ PricewaterhouseCoopers LLP

Calgary, Alberta
September 21, 1999